SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2018

IN U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - -

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

SLUTZKY AND WINSHMAN LTD.

We have audited the accompanying consolidated financial statements of Slutzky and Winshman Ltd. and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Slutzky and Winshman Ltd. and its subsidary at December 31, 2018 and 2017 and the consolidated results of their operations and their cash flow for the years then ended in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1b to the consolidated financial statements, during 2018, the Company incurred a net loss of $ 832 thousand and had negative cash flow from its operating activities in amount of $835 thousand.The Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
October 28, 2019	A Member of Ernst & Young Global

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. Dollars in thousands

		December 31,
	Note	2018	2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents		1,013	2,874
Restricted deposits		53	15
Trade receivables		3,476	4,178
Other accounts receivable and prepaid expenses	3	670	249

Total current assets		5,212	7,316

LONG-TERM ASSETS:
Property and equipment, net	4	77	80
Other assets		58	185

		135	265

Total assets		5,347	7,581

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables		3,953	4,222
Other accounts payable and accrued expenses		760	552

Total current liabilities		4,713	4,774

COMMITMENTS AND CONTINGENT LIABILITIES	6

SHAREHOLDERS’ EQUITY:	7
Share capital –
Common Shares of NIS 0.01 par value - Authorized: 1,150,000 shares at December 31, 2018 and 1,000,000 shares at December 31, 2017; Issued and outstanding: 1,000,000 shares at December 31, 2018 and 2017;		3	3
Additional paid-in capital		99	40
Retained earnings		532	2,764

Total shareholders’ equity		634	2,807

Total liabilities and shareholders’ equity		5,347	7,581

The accompanying notes are an integral part of the consolidated financial statements.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. Dollars in thousands

		Year ended December 31
	Note	2018	2017

Revenues		$12,175	$31,621
Cost of revenues		9,364	23,990

Gross profit		2,811	7,631

Operating expenses:
Research and development		1,185	934
Sales and marketing		1,500	2,119
General and administrative		923	934

Total operating expenses		3,608	3,987

Financial expenses, net		65	165

Income (loss) before taxes		(862)	3,479

Taxes on income	8	(30)	606

Net income (loss)		$(832)	$2,873

The accompanying notes are an integral part of the consolidated financial statements.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

STATEMENTS OF SHAREHOLDERS’ EQUITY

U.S. Dollars in thousands, except share and per share data

	Ordinary shares		Additional paid-in	Retained	Total shareholders’
	Number	Amount	capital	Earnings	Equity

Balance as of January 1, 2017	1,000,000	$3	$-	$1,428	$1,431

Stock based compensation	-	-	40	-	40

Dividend	-	-	-	(1,537)	(1,537)

Net income	-	-	-	2,873	2,873

Balance as of December 31, 2017	1,000,000	$3	$40	$2,764	$2,807

Stock based compensation	-	-	59	-	59

Dividend	-	-	-	(1,400)	(1,400)

Net loss	-	-	-	(832)	(832)

Balance as of December 31, 2018	1,000,000	$3	$99	$532	$634

The accompanying notes are an integral part of the consolidated financial statements.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. Dollars in thousands

	Year ended December 31
	2018	2017

Cash flows from operating activities:

Net income (loss)	$(832)	$2,873
Adjustments required to reconcile net income to net cash used in operating activities:
Depreciation	25	12
Share-based compensation	59	40
Decrease (increase) in other assets	125	(125)
Decrease (increase) in other accounts receivables and prepaid expenses	(421)	89
Increase in trade receivables	702	1,950
Decrease in trade payable	(269)	(497)
Decrease in accrued expenses and other current liabilities	(224)	(12)

Net cash provided (used) in operating activities	(835)	4,330

Cash flows from investing activities:

Restricted deposits, net	(38)	(15)
Purchase of fixed assets	(22)	(40)
Other assets	2	11

Net cash used in investing activities	58	(44)

Cash flows from financing activities:
Repayment of long term loan	-	(38)
Dividend distribution	(968)	(1,537)
Repaments of bank credit	-	(20)

Net cash used in financing activities	(968)	(1,595)

Increase (decrease) in cash and cash equivalents	(1,861)	2,691
Cash and cash equivalents at the beginning of the year	2,874	183

Cash and cash equivalents at the end of the year	$1,013	$2,874

Supplemental cash flow disclosures
Cash paid during the year for:
Taxes	$475	$843

Supplemental disclosure of non- cash activity:

Dividend declared	$(432)	$-

The accompanying notes are an integral part of the consolidated financial statements.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	Slutzky And Winshman Ltd. and its subsidiary (the “Company”) was incorporated in Israel on February 2, 2015 under the name “Slutzky And Winshman Ltd.”. The Company provides digital performance-based marketing services to customers which include primarily advertisers and advertising agencies that promote or sell products and/or services to consumers through digital media.

On October 22, 2017, the Company established “Lumynox Limited” a wholly-owned subsidiary in Delaware United States. The Subsidiary started its operations in June 2018.

b.	As of December 31, 2018, the Company had available cash and cash equivalents of $1,013, which is not sufficient to fund the Company’s current operating plan through 12 months after the date the consolidated financial statements are issued. Management expects to seek additional funds through equity or debt financings. The Company may be unable to obtain equity or debt and therefore maybe required to implement cost reduction strategies. During 2018, the Company incurred a net loss of $ 832 and had negative cash flow from its operating activities in amount of $835.These conditions, among others, raise substantial doubts about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

c.	Dependency on a major customer:

During the year ended December 31, 2018, there was no major customer above 10%. During the year ended December 31, 2017, 26%, of the Company’s revenues derived from one customer.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The significant policies in the preparation of the consolidated financial statements are:

a.	Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

b.	Financial statements in U.S. dollars in thousands:

A substantial portion of the Company’s revenues is in U.S. dollars. The Company’s management believes that the U.S. dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the U.S. dollar.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Accordingly, monetary accounts maintained in currencies other than the dollar are re-measured into dollars in accordance with ASC 830, “Foreign Currency Matters”. Changes in currency exchange rates between the Company’s functional currency and the currency in which a transaction is denominated are included in the Company’s results of operations as financial income (expense) in the period in which the currency exchange rates change.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of Slutzky and Winshman Ltd. and its subsidiary. All intercompany balances and transactions have been eliminated upon consolidation.

d.	Cash and cash equivalents:

Cash and cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

e.	Restricted deposits:

Restricted deposits are deposits with maturities of more than three months but less than one year. The restricted deposits are presented at their cost, including accrued interest. The amount represents deposits against the Company’s credit cards.

f.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%

Computers and software	33
Furniture and equipment	10-15
Leasehold Improvement	Over the shorter of the term of the lease or the life of the assets

g.	Long term lease deposits:

Long term assets include lease deposits, are presented at their cost as part of other assets.

h.	Impairment of long-lived assets:

The Company’s long-lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment exists when the carrying value of the asset exceeds the aggregate undiscounted cash flows expected to be generated by the assets. The impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. For each of the two years in the period ebnded December 31, 2018, no impairment loss have been identifed.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

i.	Fair value of financial instruments:

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, restricted deposits, accounts receivable, other receivables and prepaid expenses, accounts payable and accrued liabilities, approximate fair value because of their generally short maturities.

FASB ASC No. 820, “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value. Fair value is an exit price, representing the amount that would be received for selling an asset or paid for the transfer of a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

●	Level 1- Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets and liabilities.
●	Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.
●	Level 3 - Unobservable inputs which are supported by little or no market activity.

g.	Research and development expenses:

Research and development costs are charged to the statement of operations as accrued.

h.	Severance pay:

The employees of the Company elected to be included under section 14 of the Severance Compensation Act, 1963 (“section 14”). According to this section, these employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14, dismiss the Company from any future severance liabilities (under the above Israeli Severance Pay Law) in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 for such employees is recorded on the Company’s balance sheet. Severance expenses for the years ended December 31, 2018, 2017 amounted to $200 and $208, respectively.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

i.	Accounting for stock-based compensation:

The Company accounts for share-based compensation in accordance with ASC No. 718, “Compensation-Stock Compensation ASC 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the award that recognized as expense over the requisite service periods in the Company’s consolidated statement of operations

The Company applies ASC 718 and Accounting Standards Codification No. 505-50 “Equity-Based Payments to Non-Employees” (“ASC 505-50”), with respect to options and warrants issued to non-employees. ASC 718 requires the use of option valuation models to measure the fair value of the options and warrants at the measurement date as defined in ASC 505-50.

Stock-based compensation expense for awards with service-based vesting only is recognized on a straight-line basis over the requisite service period of the awards, which is generally 4 years. The Company accounts for forfeitures as they occur. The Company estimates the fair value of stock options granted using the Black-Scholes- option pricing model. The option-pricing model requires a number of assumptions. The computation of expected volatility is based on actual historical share price volatility of comparable companies. Expected term of options granted is calculated using the average between the vesting period and the contractual term to the expected term of the options in effect at the time of grant. The Company has no formal dividend distribution policy and therefore uses an expected dividend yield of zero in the option pricing model. The risk-free interest rate is based on the yield of U.S. treasury bonds with equivalent terms as the expected term of the options.

The fair value of share-based awards was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2018 and 2017:

	2018	2017

Weighted average expected term (years)	6.25	6.25
Interest rate (average)	2.8%	2.12%
Volatility	67%	55%
Dividend yield	0%	0%

k.	Research and development expenses:

Research and development expenses are charged to expenses as incurred.

l.	Revenue recognition:

The Company recognizes revenue in accordance with Accounting Standard Codification (ASC) 605-10. Revenue is recognized only when persuasive evidence of an arrangement exists, the price is fixed or determinable, the service has been performed and collectability of the resulting receivable is reasonably assured.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The Company sells an online web traffic to advertisers through third party digital platforms. The Company generates its revenue on a cost-per-click (“CPC”) and cost-per-thousand impression-based (“CPM”) basis. The Company recognizes revenues when it transfers control of promised services directly to clients or to advertising agencies, which collectively refer to as clients, in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those services.

In accordance with ASC 605-45 Principal Agent Considerations, in making the evaluation of gross versus net revenue recognition, the Company considers indicators such as whether the Company is the primary obligor in the arrangement and assumes risks and rewards as a principal or an agent, including the credit risk, whether the Company has latitude in establishing prices and selects its suppliers and whether it changes the products or performs part of the service.

m.	Income taxes:

The Company utilizes the liability method of accounting for income taxes as set forth in FASB ASC 740, “Income Taxes” (“ASC 740”). Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that the deferred tax assets will not be realized.

In addition, ASC 740 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The first step is to evaluate the tax position taken or expected to be taken in a tax return. This is done by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. With respect to the recognition and measurement of a tax position, the Company was not required to record any provision under ASC 740.

n.	Concentrations of credit risk:

The Company has no significant off-balance-sheet concentration of credit risk.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted deposits and trade receivables.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The majority of the Company’s cash and cash equivalents and short-term deposits are invested in dollars and are deposited in major banks in the United States and Israel. Management believes that the financial institutions that hold the Company’s investments are institutions with high credit standing, and accordingly, minimal credit risk exists with respect to these investments.

o.	Recently issued and adopted pronouncements:

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (ASU 2016-18), which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The Company adopted ASU 2016-18 during the first quarter of 2018. The adoption of this new guidance had no material impact on the Company’s consolidated balance sheets, statements of operations and cash flows.

p.	New pronouncements not yet effective

In February 2016, the FASB issued ASU 2016-02, “Leases”, on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard supersedes the lease requirements in Accounting Standards Codification (ASC) Topic 840, “Leases” and requires lessees, to classify leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for in a manner similar to the accounting under existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases.. In July 2018, the FASB also issued ASU 2018-11, Targeted Improvements to Topic 842, which provides an alternative transition method at the transition date, allowing entities to recognize a cumulative effect adjustment to the opening balance of retained earnings upon adoption. The Company will adopt the new standard as of January 1, 2020. The Company will elect the optional transition approach to not apply ASU 2016-02 in the comparative periods presented and the package of practical expedients. The Company is currently evaluating the impact of ASU 2016-02 on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASC 606”), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. Under the new standard, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flow arising from contracts with customers. The guidance permits two methods of modification: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method.). The Company will adopt the new standard, effective January 1, 2019, using the modified retrospective method applied to those contracts which were not substantially completed as of January 1, 2019. The Company has completed its evaluation of the Standard and does not expect a material change in its pattern of revenue recognition.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 3:-	OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31
	2018	2017

Government authorities	$661	$214
Prepaid expenses	9	35

	$670	$249

NOTE 4:-	PROPERTY AND EQUIPMENT, NET

	December 31
	2018	2017
Cost:

Computers and equipment	$51	$36
Furniture	42	40
Leasehold improvement	29	24

	122	100
Less - accumulated depreciation	(45)	(20)

Depreciated cost	$77	$80

Depreciation expenses amounted to $25 and $12 for the years ended December 31, 2018 and 2017.

NOTE 5:-	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	December 31
	2018	2017

Employees compensation and related accruals	$226	$313
Related parties (Note 9a)	95	67
Accrued expenses	7	34
Dividend payable (Note 7e)	432	-
Tax accrual, net	-	138

	$760	$552

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 6:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	The Company leases its facilities under operating lease agreements for periods ending in 2021.

Future minimum lease payments for agreements for the year ended December 31, 2018, are as follows:

Year
2019	139
2020	123
2021	123

385

The total rent operating leases expenses for the years ended December 31, 2018 and 2017 was approximately $ 139 and $ 185, respectively.

NOTE 7:-	SHAREHOLDERS’ EQUITY

a.	Composed of shares of NIS 0.01 nominal value each, as follows:

	December 31, 2018
	Authorized	Issued and oustanding
	Number of shares

Ordinary shares	1,150,000	1,000,000

Total shares	1,150,000	1,000,000

	December 31, 2017
	Authorized	Issued and oustanding
	Number of shares

Ordinary shares	1,000,000	1,000,000

Total shares	1,000,000	1,000,000

b.	Ordinary shares:

Ordinary shares confer upon their holders, pari passu, the right to receive notice to participate in general meetings of the Company and the right to receive dividends, if declared and to participate in the distribution of the surplus assets of the Company in the event of the winding up of the Company.

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 7:-	SHAREHOLDERS’ EQUITY (CONT.)

c.	Upon its incorporation (February 2, 2015), the Company issued to its founders 10,000 ordinary shares in a nominal value of NIS 1.

d.	On August 27, 2017, the Company has declared dividend to its shareholders in a total amount of $ 1,537. The dividend was distributed on September 27, 2017.

e.	On November 1, 2018, the Company has declared dividend to its shareholders in a total amount of $ 1,400. On October 5, 2018, an amount of $968 was distributed and amount of $432 was distributed during January 2019.

f.	Split of shares

On November 8, 2017, the Company’s Board of Directors approved, a one for one-hundreds (1:100) split of the share capital of the Company (including all registered, authorized, issued and outstanding shares), so that each one shares of the Company of any class shall be split into 100 (one-hundred) fully paid and non-assessable share of such class, and that following such share split, the par value of the share capital of the Company shall be NIS 0.01 per share of each class. The treatment used in the Company’s financial statements is retrospective.

g.	On July 13, 2017, the Company has adopted the “2017 Share Option Plan” (“the Plan”), pursuant to which options to purchase shares of the Company may be granted to officers, directors, employees and consultants of the Company.

Each option granted under the plans is exercisable typically ten years from the date of the grant of the option. The options vest ratably over vesting periods up to four years. Any options, which are forfeited or not exercised before expiration, become available for future.

Pursuant to the Plan, the Company has reserved 123,596 Ordinary shares for issuance. As of December 31, 2018, an aggregate of 25,024 Ordinary shares of the Company are still available for future grants.

The following table summarizes the activity under the 2018 Plan of stock options granted to employees:

	Year ended December 31,
	2018		2017
		Weighted		Weighted
		average		average
		exercise		exercise
	Number	Price	Number	price
Options outstanding at the beginning of the year	57,788	$3	-	-
Granted	71,454	$2.5	57,788	$3
Exercised	-	$-	-	-
Forfeited	(35,124)	$3	-	-

Options outstanding at the end of the year	94,118	$2.5	57,788	$3

Options exercisable at the end of the year	33,717	$3	22,628	$3

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 7:-	SHAREHOLDERS’ EQUITY (CONT.)

Total share-based compensation expense resulting from share options granted to employees included in the consolidated statement of operations for the years ended December 31, 2018 and 2017 were $ 59 and $343 respectively.

The unrecognized expense on options outstanding at December 31, 2018 was $ 133, with a remaining weighted-average vesting period of 2.5 years.

The following table summarizes the activity under the 2018 Plan of stock options granted to non-employees:

	Year ended December 31,
	2018		2017
		Weighted		Weighted
		average		average
		exercise		exercise
	Number	Price	Number	price

Options outstanding at the beginning of the year	4,454	$3	-	-
Granted	-		4,454	$3

Options outstanding at the end of the year	4,454	$3	4,454	$3

Options exercisable at the end of the year	4,454	$3	4,176	$3

Total share-based compensation expense resulting from share options granted to non-employees included in the consolidated statement of operations for the years ended December 31, 2018 and 2017 were $ 0 and $6 respectively.

The unrecognized expense on options outstanding at December 31, 2018 was $ 1, with a remaining weighted-average vesting period of 0.1 years.

The total stock-based compensation expense related to all of the Company’s equity-based awards, recognized for the years ended December 31, 2018 and 2017, was as follows:

	Year ended December 31,
	2018	2017

Research and development	$7	$1
Sales and marketing	48	29
General and administrative	4	10

	$59	$40

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 7:-	SHAREHOLDERS’ EQUITY (CONT.)

h.	The employee and directors’ options outstanding as of December 31, 2018, have been separated into ranges of exercise prices, as follows:

Outstanding				Exercisable
Exercise		Weighted average remaining	Weighted average exercise		Weighted average exercise
price per	Options	contractual	price per	Options	price per
share	outstanding	life in years	share	exercisable	share

$2.00	37,000	3.2	$2	-	-
$3.00	61,572	1.7	$3	37,893	$3

	98,572	2.5	$2.5	37,893	$2.5

NOTE 8:-	TAXES ON INCOME

a.	Tax laws applicable to the Company:

Generally, income of Israeli companies is subject to corporate tax. The Israeli corporate income tax rate was 23% in 2018 and 24% in 2017. The Company is a preferred enterprise which entitled to reduced tax rate of 16% as detailed below.

The subsidiary is subject to the tax law in its respective country of residence.

b.	Tax benefits under Israel’s law for the Encouragement of Capital Investments, 1959 (“the Law”):

As of January 1, 2011, new legislation amending the Investment Law came into effect (the “2011 Amendment”). The 2011 Amendment introduced a new status of “Preferred Company” and “Preferred Enterprise”, replacing the then existing status of “Beneficiary Company” and “Beneficiary Enterprise”. Similarly, to “Beneficiary Company”, a Preferred Company is an industrial company owning a Preferred Enterprise which meets certain conditions (including a minimum threshold of 25% export). However, under this new legislation the requirement for a minimum investment in productive assets was cancelled.

Under the 2011 Amendment, a uniform corporate tax rate will apply to all qualifying income of the Preferred Company, as opposed to the former law, which was limited to income from the Approved Enterprises and Beneficiary Enterprise during the benefits period. The uniform corporate tax rate was 9% in areas in Israel designated as Development Zone A and 16% elsewhere in Israel during 2015 and 2016, an amendment to the Investment law from December 2016 reduced the tax rate in Development Zone A to 7.5% starting from 2017 while the tax rate in other areas remains 16%.

In December 2016, the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), 2016 which includes Amendment 73 to the Law for the Encouragement of Capital Investments (“the Amendment”) was published. According to the Amendment, a preferred enterprise located in development area A will be subject to a tax rate of 7.5% instead of 9% effective from January 1, 2017 and thereafter (the tax rate applicable to preferred enterprises located in other areas remains at 16%).

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 8:-	TAXES ON INCOME (CONT.)

A dividend distributed from income which is attributed to a Preferred Enterprise/Special Preferred Enterprise will be subject to withholding tax at source at the following rates: (i) Israeli resident corporation – 0%, (ii) Israeli resident individual – 20% as of 2014 and thereafter (iii) non-Israeli resident - 20% as of 2014 and thereafter subject to a reduced tax rate under the provisions of an applicable double tax treaty.

c.	U.S. Tax Reform:

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “U.S. Tax Reform”); a comprehensive tax legislation that includes significant changes to the taxation of business entities. These changes include several key tax provisions that might impact the Company, among others: (i) a permanent reduction to the statutory federal corporate income tax rate from 35% to 21% effective for tax years beginning after December 31, 2017; (ii) a partial limitation on the tax deductibility of business interest expense; (iii) a shift of the U.S. taxation of multinational corporations from a tax on worldwide income to a territorial system (along with certain rules designed to prevent erosion of the U.S. income tax base) and (iv) a one-time deemed repatriation tax on accumulated offshore earnings held in cash and illiquid assets, with the latter taxed at a lower rate.

d.	Tax assessments:

As of December 31, 2018, the Company has not received a final tax assessment.

e.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2018, and 2017, the Company’s deferred taxes were in respect of the following:

	December 31,
	2018	2017

Deferred tax assets:

Net operating loss carryforwards	$5	$-
Other	198	125

Deferred tax assets before valuation allowance	203	125
Valuation allowance	(203)	-

Deferred tax asset, net of valuation allowance	-	125

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SLUTZKY AND WINSHMAN LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 8:-	TAXES ON INCOME (CONT.)

f.	Profit (loss) before tax consists of the following:

	Year ended December 31,
	2018	2017

Domestic	$(862)	$3,479
Foreign	-	-

Profit (loss) before tax	$(862)	$3,479

NOTE 9:-	RELATED PARTY TRANSACTIONS

a.	Balances with related parties:

	December 31
	2018	2017

Other accounts payable	$95	$67

a.	Transactions with related parties:

	Year ended December 31,
	2018	2017

Consulting expenses (*)	$632	$801

(*) During the years ended December 31, 2018 and 2017, the Company incurred consulting expenses related to its shareholders.

NOTE 10:-	SUBSEQUENT EVENTS

The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to identify matters that require additional disclosure. For its annual consolidated financial statements as of December 31,2018 and 2017, the Company evaluated subsequent events through October 28, 2019, the date that the consolidated financial statements were issued.

Except as described below, the Company has concluded that no subsequent event has occurred that require disclosure.

On August 15, 2019 Bright Mountain Media, Inc. (“BMM”), a digital media holding company whose primary focus is connecting brands with consumers as a full advertising services platform, signed on a share exchange agreement with Slutzky & Winshman Ltd. Pursuant to the merger agreement, on the closing date BMM acquired all of the outstanding shares of the Company from its shareholders in exchange for (i) an aggregate of 13,000,000 shares of common stock of BMM (which represents 30% of holdings), and (ii) Cash payment of $750,000 following the achievements of certain milestones.

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